Exhibit 10.15

SECOND AMENDMENT TO LEASE

WHEREAS, Hawley-Wiggins, LLC, a Florida limited company as “Landlord” and Oragenics, Inc., a Florida corporation as “Tenant” have entered into that certain Lease dated the 28th day of October 2011, and a First Amendment to Lease dated July 13, 2014, for that certain real property located at 13700 Progress Boulevard, Alachua, Florida 32615 and consisting of approximately 5,616 square feet of gross rentable area.

and;

WHEREAS, Landlord and Tenant have requested an amendment to the Lease to extend the Lease term for five (5) additional years.

NOW, THEREFORE, the Landlord and Tenant agree as follows:

The Lease is modified to read as follows:

1.	1.(e)	“Commencement Date” of the renewal term is hereby amended to read: December 1, 2019 and this Lease shall now expire on November 30, 2024 (“Renewal Term”).

2.	1.(f)	“Term” is hereby amended to be not less than sixty (60) months commencing on the Commencement Date, this Lease to end on the last day of the sixtieth (60th) month after the Commencement Date of the Renewal Term.

3.	1.(g)	“Rent” for the Renewal Term is hereby amended to be:

Lease Year:	Annual Net Rent/RSF:	Annual Net Rent:	Monthly Payment Rent:
1	27.50	154,440.00	12,870.00
2	27.50	154,440.00	12,870.00
3	28.50	160,056.00	13,338.00
4	28.50	160,056.00	13,338.00
5	28.50	160,056.00	13,338.00

4.	2. PREMISES AND TERM: is hereby amended to provide that Tenant may terminate this Lease prior to the expiration upon the payment to the Landlord of nine (9) month’s rent in advance.

5.	6. TENANT’S REPAIRS: is hereby amended to provide that Tenant, at it’s expense, shall replace the HEPA HVAC filters in the lab space, however any repairs to the HVAC system serving only the lab space of the leased premises shall be split 50/50 between Landlord and Tenant. Tenant agrees to provide Landlord notice of any required repairs to this system prior to commencing work. Tenant shall be responsible for all routine maintenance of this lab space HVAC system.

All provisions of the original Agreement not amended herein shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have set their hands and seals this 7th day of June, 2019.

In the presence of:	“LANDLORD”

Hawley-Wiggins, LLC, a
Florida limited liability company

/s/Michael Durre			/s/Phillip L. Hawley
Printed Name:	Michael Durre	By:	PHILLIP L. HAWLEY
		Its:	Manager

/s/Janice A. Hawley
Printed Name:	JANICE A. HAWLEY

“TENANT”

Oragenics, Inc., a
Florida corporation

/s/Martina Whittlesey			/s/Michael O. Sullivan
Printed Name:	Martina Whittlesey	By:	Michael O. Sullivan
		Its:	CFO

/s/Edward Picillo
Printed Name:	Edward Picillo